                                   EXHIBIT A
                        UGI Corporation and Subsidiaries
                           Consolidating Balance Sheet
                               September 30, 2002
                                   (Unaudited)
                              (Millions of dollars)



                                                      Consolidated    Eliminations               Northfield     UGI
                                                          UGI             and          UGI        Holding     Utilities, AmeriGas,
                                                         Corp.        Adjustments     Corp.       Company       Inc.        Inc.
                                                      -------------   ------------   ---------   ----------   ---------  -----------
ASSETS
    CURRENT ASSETS:
       Cash and cash equivalents                      $      194.3    $         -    $    0.2    $   113.8    $    6.1   $     49.3
       Accounts receivable                                   157.7          (69.5)        2.2         63.2        38.5         90.0
       Accrued utility revenues                                8.1              -           -            -         8.1            -
       Inventories                                           109.2              -           -            -        38.7         62.5
       Deferred income taxes                                  10.4           (1.1)        0.2            -         2.6          8.6
       Income taxes recoverable                                1.7           (5.3)          -            -         6.9            -
       Utility deferred fuel costs                             4.3              -           -            -         4.3            -
       Prepaid expenses and other current assets              44.3              -         0.3            -         3.1         31.2
                                                      -------------   ------------   ---------   ----------   ---------  -----------
         Total current assets                                530.0          (75.9)        2.9        177.0       108.3        241.6

    INVESTMENTS IN SUBSIDIARIES                                  -         (388.4)      388.4            -           -            -

    PROPERTY, PLANT AND EQUIPMENT
       Gross property, plant and equipment                 1,992.4              -         0.4            -       883.3      1,028.6
       Less: Accumulated depreciation and amortization       720.5              -         0.4            -       290.2        416.1
                                                      -------------   ------------   ---------   ----------   ---------  -----------
         Net property, plant and equipment                 1,271.9              -           -            -       593.1        612.5

    OTHER ASSETS
       Goodwill and excess reorganization value              644.9              -           -            -           -        589.0
       Intangible assets                                      25.8              -           -            -           -         22.6
       Utility regulatory assets                              57.7              -           -            -        57.7            -
       Other assets                                           84.1          (15.2)        4.5            -        39.0         27.3
                                                      -------------   ------------   ---------   ----------   ---------  -----------
         Total assets                                 $    2,614.4    $    (479.5)   $  395.8    $   177.0    $  798.1   $  1,493.0
                                                      =============   ============   =========   ==========   =========  ===========

                                                                           United
                                                               UGI         Valley      Ashtola         UGI
                                                            Properties,   Insurance   Production    Enterprises,
                                                               Inc.       Company      Company         Inc.
                                                            -----------   ---------   -----------   -----------
ASSETS
    CURRENT ASSETS:
       Cash and cash equivalents                            $      0.9    $    0.7    $      0.1    $     23.2
       Accounts receivable                                         0.1           -             -          33.2
       Accrued utility revenues                                      -           -             -             -
       Inventories                                                   -           -             -           8.0
       Deferred income taxes                                         -         0.1             -             -
       Income taxes recoverable                                    0.1           -             -             -
       Utility deferred fuel costs                                   -           -             -             -
       Prepaid expenses and other current assets                   0.1         2.9             -           6.7
                                                            -----------   ---------   -----------   -----------
         Total current assets                                      1.2         3.7           0.1          71.1

    INVESTMENTS IN SUBSIDIARIES                                      -           -             -             -

    PROPERTY, PLANT AND EQUIPMENT
       Gross property, plant and equipment                        10.4           -             -          69.7
       Less: Accumulated depreciation and amortization             2.4           -             -          11.4
                                                            -----------   ---------   -----------   -----------
         Net property, plant and equipment                         8.0           -             -          58.3

    OTHER ASSETS
       Goodwill and excess reorganization value                      -           -             -          55.9
       Intangible assets                                             -           -             -           3.2
       Utility regulatory assets                                     -           -             -             -
       Other assets                                                3.5         0.8             -          24.2
                                                            -----------   ---------   -----------   -----------
         Total assets                                       $     12.7    $    4.5    $      0.1    $    212.7
                                                            ===========   =========   ===========   ===========

                        UGI CORPORATION AND SUBSIDIARIES
                           Consolidating Balance Sheet
                               September 30, 2002
                                   (Unaudited)
                              (Millions of dollars)



                                                      Consolidated    Eliminations               Northfield     UGI
                                                          UGI             and          UGI        Holding     Utilities, AmeriGas,
                                                         Corp.        Adjustments     Corp.       Company       Inc.        Inc.
                                                      -------------   ------------   ---------   ----------   ---------  -----------
LIABILITIES  AND  EQUITY
    CURRENT LIABILITIES
       Current maturities of long-term debt           $      148.7    $         -    $      -    $       -    $   76.0   $     60.4
       Bank loans                                             55.8              -           -            -        37.2         10.0
       Accounts payable                                      166.1          (10.0)       10.2            -        56.4         85.1
       Accounts payable - intercompany                           -           (6.4)        0.1            -         1.1          0.6
       Employee compensation and benefits accrued             35.4              -         2.0            -         9.0         22.4
       Dividends and interest accrued                         41.5           (0.5)        0.5            -         5.4         34.4
       Income taxes accrued                                      -           (5.2)        0.3            -           -          0.1
       Deposits and advances                                  63.0              -           -            -         8.8         53.2
       Other current liabilities                              75.9           (0.9)        0.9            -        22.3         41.1
                                                      -------------   ------------   ---------   ----------   ---------  -----------
         Total current liabilities                           586.4          (23.0)       14.0            -       216.2        307.3

    DEBT AND OTHER LIABILITIES
       Long-term debt                                      1,127.0          (62.7)       55.5            -       172.4        885.4
       Deferred income taxes                                 200.2           (4.6)        0.1            -       131.5         71.1
       Deferred investment tax credits                         8.4              -           -            -         8.4            -
       Other noncurrent liabilities                           79.1              -         8.4            -        11.7         46.1

    MINORITY INTEREST
       Minority interests in AmeriGas Partners               276.0              -           -            -           -        276.0

    PREFERRED STOCK
       UGI Utilities Series Preferred Stock Subject to
         Mandatory Redemption                                 20.0              -           -            -        20.0            -

    COMMON STOCKHOLDERS' EQUITY
       Common Stock                                              -          (60.4)          -            -        60.3            -
       Additional paid-in-capital                            396.6         (787.0)      396.6        362.3        73.1        251.0
       Retained earnings (accumulated deficit)                39.7          465.5        39.7       (185.3)      107.3       (346.0)
       Accumulated comprehensive income (loss)                 6.6           (6.8)        6.6            -        (2.8)         2.1

                                                      -------------   ------------   ---------   ----------   ---------  -----------
                                                             442.9         (388.7)      442.9        177.0       237.9        (92.9)
       Less:  treasury stock, at cost                       (125.6)          (0.5)     (125.1)           -           -            -
                                                      -------------   ------------   ---------   ----------   ---------  -----------
         Total common stockholders' equity                   317.3         (389.2)      317.8        177.0       237.9        (92.9)
                                                      -------------   ------------   ---------   ----------   ---------  -----------
         Total liabilities and stockholders' equity   $    2,614.4    $    (479.5)   $  395.8    $   177.0    $  798.1   $  1,493.0
                                                      =============   ============   =========   ==========   =========  ===========

                                                                     United
                                                         UGI         Valley      Ashtola         UGI
                                                      Properties,   Insurance   Production    Enterprises,
                                                         Inc.       Company      Company         Inc.
                                                      -----------   ---------   -----------   -----------
LIABILITIES  AND  EQUITY
    CURRENT LIABILITIES
       Current maturities of long-term debt           $      0.5    $      -    $        -    $     11.8
       Bank loans                                              -           -             -           8.6
       Accounts payable                                        -           -             -          24.4
       Accounts payable - intercompany                         -           -             -           4.6
       Employee compensation and benefits accrued              -           -             -           2.0
       Dividends and interest accrued                          -         0.1             -           1.6
       Income taxes accrued                                    -           -             -           4.8
       Deposits and advances                                   -           -             -           1.0
       Other current liabilities                             0.2         1.3             -          11.0
                                                      -----------   ---------   -----------   -----------
         Total current liabilities                           0.7         1.4             -          69.8

    DEBT AND OTHER LIABILITIES
       Long-term debt                                        5.8           -             -          70.6
       Deferred income taxes                                 0.1         0.1             -           1.9
       Deferred investment tax credits                         -           -             -             -
       Other noncurrent liabilities                            -           -             -          12.9

    MINORITY INTEREST
       Minority interests in AmeriGas Partners                 -           -             -             -

    PREFERRED STOCK
       UGI Utilities Series Preferred Stock Subject to
         Mandatory Redemption                                  -           -             -             -

    COMMON STOCKHOLDERS' EQUITY
       Common Stock                                            -         0.1             -             -
       Additional paid-in-capital                            6.7         0.4           9.9          83.6
       Retained earnings (accumulated deficit)              (0.6)        2.3          (9.8)        (33.4)
       Accumulated comprehensive income (loss)                 -         0.2             -           7.3

                                                      -----------   ---------   -----------   -----------
                                                             6.1         3.0           0.1          57.5
       Less:  treasury stock, at cost                          -           -             -             -
                                                      -----------   ---------   -----------   -----------
         Total common stockholders' equity                   6.1         3.0           0.1          57.5
                                                      -----------   ---------   -----------   -----------
         Total liabilities and stockholders' equity   $     12.7    $    4.5    $      0.1    $    212.7
                                                      ===========   =========   ===========   ===========

                        UGI CORPORATION AND SUBSIDIARIES
                        Consolidating Statement of Income
                      For the Year Ended September 30, 2002
                                   (Unaudited)
                              (Millions of dollars)



                                                      Consolidated    Eliminations               Northfield     UGI
                                                          UGI             and          UGI        Holding     Utilities, AmeriGas,
                                                         Corp.        Adjustments     Corp.       Company       Inc.        Inc.
                                                      -------------   ------------   ---------   ----------   ---------  -----------
REVENUES
    AmeriGas Propane                                  $    1,307.9    $         -    $      -    $       -    $      -   $  1,307.9
    UGI Utilities                                            490.5              -           -            -       490.5            -
    International Propane                                     46.7              -           -            -           -            -
    Energy Services and other                                368.6           (2.1)          -            -           -            -
                                                      -------------   ------------   ---------   ----------   ---------  -----------
                                                           2,213.7           (2.1)          -            -       490.5      1,307.9

COSTS AND EXPENSES
    AmeriGas Propane cost of sales                           632.1              -           -            -           -        632.1
    UGI Utilities - gas, fuel and purchased power            290.3              -           -            -       290.3            -
    International Propane cost of sales                       22.6              -           -            -           -            -
    Energy Services and other cost of sales                  330.6              -           -            -           -            -
    Operating and administrative expenses                    597.5          (15.2)       13.6            -        87.6        468.5
    Utility taxes other than income taxes                     11.9              -           -            -        11.9            -
    Depreciation and amortization                             93.5              -           -            -        22.2         66.4
    Other income, net                                        (17.4)          13.1       (12.4)        (1.0)      (11.8)        (3.5)
                                                      -------------   ------------   ---------   ----------   ---------  -----------
                                                           1,961.1           (2.1)        1.2         (1.0)      400.2      1,163.5
                                                      -------------   ------------   ---------   ----------   ---------  -----------
OPERATING INCOME (LOSS)                                      252.6              -        (1.2)         1.0        90.3        144.4
Income from equity investees                                   8.5              -           -            -           -          0.3
Interest expense                                            (109.1)             -        (1.3)         1.6       (16.6)       (87.8)
Minority interests in AmeriGas Partners                      (28.0)             -           -            -           -        (28.0)
                                                      -------------   ------------   ---------   ----------   ---------  -----------
INCOME BEFORE INCOME TAXES AND SUBSIDIARY
    PREFERRED STOCK DIVIDENDS                                124.0              -        (2.5)         2.6        73.7         28.9
Income tax (expense) benefit                                 (46.9)             -         0.9         (0.9)      (29.6)       (11.5)
Dividends on UGI Utilities Series Preferred Stock             (1.6)          (1.6)          -            -           -            -
Equity in income of subsidiaries                                 -          (77.1)       77.1            -           -            -
                                                      -------------   ------------   ---------   ----------   ---------  -----------
NET INCOME                                            $       75.5          (78.7)       75.5          1.7        44.1         17.4
                                                      =============
Dividends on preferred stock                                                  1.6           -            -        (1.6)           -
                                                                      ------------   ---------   ----------   ---------  -----------
NET INCOME AFTER DIVIDENDS ON PREFERRED STOCK                         $     (77.1)   $   75.5    $     1.7    $   42.5   $     17.4
                                                                      ============   =========   ==========   =========  ===========

                                                                     United
                                                         UGI         Valley      Ashtola         UGI
                                                      Properties,   Insurance   Production    Enterprises,
                                                         Inc.       Company      Company         Inc.
                                                      -----------   ---------   -----------   -----------
REVENUES
    AmeriGas Propane                                  $        -    $      -    $        -    $        -
    UGI Utilities                                              -           -             -             -
    International Propane                                      -           -             -          46.7
    Energy Services and other                                2.0         0.1             -         368.6
                                                      -----------   ---------   -----------   -----------
                                                             2.0         0.1             -         415.3

COSTS AND EXPENSES
    AmeriGas Propane cost of sales                             -           -             -             -
    UGI Utilities - gas, fuel and purchased power              -           -             -             -
    International Propane cost of sales                        -           -             -          22.6
    Energy Services and other cost of sales                    -           -             -         330.6
    Operating and administrative expenses                    0.9         0.2             -          41.9
    Utility taxes other than income taxes                      -           -             -             -
    Depreciation and amortization                            0.3           -             -           4.6
    Other income, net                                       (0.2)       (0.3)            -          (1.3)
                                                      -----------   ---------   -----------   -----------
                                                             1.0        (0.1)            -         398.4
                                                      -----------   ---------   -----------   -----------
OPERATING INCOME (LOSS)                                      1.0         0.2             -          16.9
Income from equity investees                                   -           -             -           8.2
Interest expense                                            (0.5)          -             -          (4.5)
Minority interests in AmeriGas Partners                        -           -             -             -
                                                      -----------   ---------   -----------   -----------
INCOME BEFORE INCOME TAXES AND SUBSIDIARY
    PREFERRED STOCK DIVIDENDS                                0.5         0.2             -          20.6
Income tax (expense) benefit                                (0.2)          -             -          (5.6)
Dividends on UGI Utilities Series Preferred Stock              -           -             -             -
Equity in income of subsidiaries                               -           -             -             -
                                                      -----------   ---------   -----------   -----------
NET INCOME                                                   0.3         0.2             -          15.0

Dividends on preferred stock                                   -           -             -             -
                                                      -----------   ---------   -----------   -----------
NET INCOME AFTER DIVIDENDS ON PREFERRED STOCK         $      0.3    $    0.2    $        -    $     15.0
                                                      ===========   =========   ===========   ===========

                        UGI CORPORATION AND SUBSIDIARIES
       Consolidating Statement of Retained Earnings (Accumulated Deficit)
                      For the Year Ended September 30, 2002
                                   (Unaudited)
                              (Millions of dollars)



                                                      Consolidated    Eliminations               Northfield     UGI
                                                          UGI             and          UGI        Holding     Utilities, AmeriGas,
                                                         Corp.        Adjustments     Corp.       Company       Inc.        Inc.
                                                      -------------   ------------   ---------   ----------   ---------  -----------
Balance at September 30, 2001                         $        9.0    $     430.9    $    9.0    $  (187.0)   $  102.7   $   (314.0)

    Net income (loss)                                         75.5          (78.7)       75.5          1.7        44.1         17.4

    Dividends on Common Stock                                (44.8)         111.7       (44.8)          -        (37.9)       (49.4)

    Dividends on UGI Utilities Series Preferred Stock            -            1.6           -            -        (1.6)           -
                                                      -------------   ------------   ---------   ----------   ---------  -----------
Balance at September 30, 2002                         $       39.7    $     465.5    $   39.7    $  (185.3)   $  107.3   $   (346.0)
                                                      =============   ============   =========   ==========   =========  ===========

                                                                     United
                                                         UGI         Valley      Ashtola         UGI
                                                      Properties,   Insurance   Production    Enterprises,
                                                         Inc.       Company      Company         Inc.
                                                      -----------   ---------   -----------   -----------
Balance at September 30, 2001                         $     (0.2)   $    2.2    $     (9.8)   $    (24.8)

    Net income (loss)                                        0.3         0.2             -          15.0

    Dividends on Common Stock                               (0.7)       (0.1)            -         (23.6)

    Dividends on UGI Utilities Series Preferred Stock          -           -             -             -
                                                      -----------   ---------   -----------   -----------
Balance at September 30, 2002                         $     (0.6)   $    2.3    $     (9.8)   $    (33.4)
                                                      ===========   =========   ===========   ===========